November 1, 2021
HollyFrontier Closes Acquisition of Puget Sound Refinery

•Positions HFC in West Coast product markets with strong demand
•Increases scale and geographic footprint of HFC’s refining operations
•Transaction to be immediately accretive to earnings and free cash flow

DALLAS--(BUSINESS WIRE)--HollyFrontier Corporation (NYSE: HFC) (“HollyFrontier”) today announced the completion of the previously announced acquisition of the Puget Sound Refinery, the on-site cogeneration facility and related logistics assets, from Equilon Enterprises LLC d/b/a Shell Oil Products US (“Shell”) for aggregate cash consideration of $613.6 million, which consists of a base cash purchase price of $350.0 million, hydrocarbon inventory with an estimated closing value of approximately $266.2 million and other closing adjustments and accrued liabilities of $2.6 million. HollyFrontier expects the transaction to be immediately accretive to HollyFrontier’s earnings per share and free cash flow.

Mike Jennings, President and CEO of HollyFrontier commented, “The Puget Sound Refinery has a strong record of financial and operational performance that we believe will complement our existing refining business. The refinery supplies transportation fuels into the premium Pacific Northwest region and sources advantaged Canadian crude, further enhancing our refining asset base. We are committed to the continued safe and environmentally responsible operations of the facility and welcome Puget Sound’s highly skilled workforce to the HollyFrontier family.”

The Puget Sound Refinery is strategically located on approximately 850 acres in Anacortes, Washington, approximately 80 miles north of Seattle and 90 miles south of Vancouver. The 149,000 barrel per day facility is a large, high quality and complex refinery with catalytic cracking and delayed coking units and is well positioned geographically and logistically to source advantaged Canadian and Alaskan North Slope (“ANS”) crudes.

In addition to refining assets and an on-site cogeneration facility, the transaction includes a deep-water marine dock, a light product loading rack, a rail terminal, and storage tanks with approximately 5.8 million barrels of crude, product and other hydrocarbon storage capacity.

HollyFrontier was represented by Morgan Lewis & Bockius LLP, Wachtell, Lipton, Rosen & Katz and Marten Law LLP on this transaction.

About HollyFrontier Corporation:

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

HFC Forward Looking Statement:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to:

•our ability to successfully integrate the operation of the Puget Sound refinery with our existing operations;

•(i) our ability to successfully close the Sinclair acquisition, which requires receipt of approval from our stockholders and certain regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair acquisition on the terms and timeline desired); (ii) disruption the Sinclair acquisition may cause to customers, vendors, business partners and our ongoing business; (iii) once closed, our ability to integrate the operations of Sinclair with our existing operations and fully realize the expected synergies of the Sinclair acquisition on the expected timeline; and (iv) the cost and potential for a delay in closing as a result of litigation challenging the Sinclair acquisition;

•the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing COVID-19 pandemic on future demand;

•risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets;

•the spread between market prices for refined products and market prices for crude oil;

•the possibility of constraints on the transportation of refined products or lubricant and specialty products;

•the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand;

•the effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•the availability and cost of financing to the Company;

•the effectiveness of the Company’s capital investments and marketing strategies;

•the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget;

•the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects;

•the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations;

•the possibility of terrorist or cyberattacks and the consequences of any such attacks;

•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•continued deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill and / or additional long-lived asset impairments; and

•other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier Corporation
Craig Biery, 214-954-6510
Vice President, Investor Relations
or
Trey Schonter, 214-954-6510
Investor Relations